Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Lincoln Park Bancorp (the “Company”) on Form 10-Q for the period ended June 30, 2008 as filed with the Securities and Exchange Commission (the “Report”), David G. Baker, President and Chief Executive Officer of the Company, and Nandini S. Mallya, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and in connection with this quarterly report on Form 10-Q, that I have reviewed the Form 10-Q and that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ David G. Baker
David G. Baker
President and Chief Executive Officer
(Chief Executive Officer)

/s/ Nandini S. Mallya
Nandini S. Mallya
Vice President and Treasurer
(Chief Financial Officer)

August 14, 2008